UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2024

STORE Capital LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36739	88-4051712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2024, the board of directors (the “Board”) of STORE Capital LLC (the “Company”) authorized the appointment of Grace Bucchianeri to the Board, effective as of June 15, 2024.

Ms. Bucchianeri is the Americas Head of Global Investment & Portfolio Strategy at GIC Real Estate. In her role, she is responsible for investment strategy, underwriting guidance, and portfolio construction, and is a voting member of the investment committee. She also leads the Open-End Fund Program for Real Estate. Prior to her current role, Grace was the Deputy Chief Economist at Freddie Mac, and an Assistant Professor of Real Estate at the Wharton School of the University of Pennsylvania. Her research has been published in top peer-reviewed journals and frequently cited by the media. She holds a PhD degree in Economics from Princeton University as well as MSc and BSc degrees in Economics (First-Class Honors) from the London School of Economics.

In accordance with the terms of the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 3, 2023 (as amended to date, the “LLC Agreement”), Ms. Bucchianeri will not be entitled to receive any compensation from the Company for her services rendered as a director.

GIC nominated Ms. Bucchianeri to the Board pursuant to its Board member designation rights in the LLC Agreement. Ms. Bucchianeri, as the Americas Head of Global Investment & Portfolio Strategy at GIC Real Estate, is a party to the related party transactions disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital LLC

Dated: June 20, 2024

	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel